The Beauty Health Company Receives Expected Notification From Nasdaq Related To Delayed Quarterly Report

Long Beach, Calif., May 20, 2021 – The Beauty Health Company (NASDAQ: SKIN), formerly known as Vesper Healthcare Acquisition Corp. (the “Company”), today announced it received a notice on May 19, 2021 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”), the Company no longer complies with the continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1). The notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the Nasdaq Capital Market, subject to the Company’s compliance with other applicable continued listing requirements.

As previously disclosed in the Current Report on Form 8-K filed by the Company on April 19, 2021 and in subsequent filings, on April 12, 2021, the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs and former SPACs, such as the Company, require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants as equity.

As disclosed in the Current Report on Form 8-K filed by the Company on May 4, 2021, the Company’s management and the Audit Committee of the Company’s board of directors (the “Audit Committee”) concluded that, in light of the Staff Statement, it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from July 8, 2020 (inception) through December 31, 2020. The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Amended Annual Report”), which will include the restated audited financial statements of the Company as of December 31, 2020 and for the period from July 8, 2020 (inception) through December 31, 2020. Given the scope of the process for evaluating the impact of the Staff Statement on the Company’s financial statements and the Company’s management’s focus on preparing the Amended Annual Report containing restated financial statements for the year ended December 31, 2020, the Company was unable to complete and file the Quarterly Report by the required due date of May 17, 2021. On May 18, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Amended Annual Report and the Quarterly Report as soon as reasonably practicable.

The notice advises that under Nasdaq rules, the Company now has 60 calendar days from the date of the notice to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the filing due date, or until November 15, 2021, to regain compliance. If Nasdaq does not accept the plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

About the Business Combination

On May 4, 2021, HydraFacial completed the previously announced business combination (the “Business Combination”) with Vesper Healthcare Acquisition Corp. (“Vesper Healthcare”), a special purpose acquisition company. In connection with the Business Combination, Vesper Healthcare changed its name to The Beauty Health Company (“BeautyHealth”) and LCP Edge Intermediate, Inc., the indirect parent of Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”) became an indirect subsidiary of BeautyHealth.

About The Beauty Health Company

BeautyHealth is a category-creating beauty health company focused on bringing innovative products to market. Our flagship brand HydraFacial is a non-invasive, and approachable beauty health platform and ecosystem with a powerful community of estheticians, consumers and partners, bridging medical and consumer retail to democratize and personalize skin care solutions for the masses. Leading the charge in beauty health as a category-creator, HydraFacial uses a unique delivery system to cleanse, extract, and hydrate with their patented hydradermabrasion technology and super serums that are made with nourishing ingredients, providing an immediate outcome and creating an instantly gratifying glow in just three steps and 30 minutes. HydraFacial® and Perk™ products are available in over 87 countries with over 17,000 delivery systems globally and millions of treatments performed each year. For more information, visit the brand on LinkedIn, Facebook, Instagram, or at HydraFacial.com. For more information, please visit at https://investors.beautyhealth.com/.

Forward-Looking Statements

Certain statements made in this release are forward looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to timely prepare and file the Amended Annual Report and the Quarterly Report; recognize the anticipated benefits of the Business Combination; costs related to the Business Combination; the inability to maintain the listing of The Beauty Health Company’s shares on Nasdaq; The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

ICR, Inc.
Investors: Dawn Francfort
Email: BeautyHealth@icrinc.com
Press: Alecia Pulman
Email: alecia.pulman@icrinc.com
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